Exhibit 10.1
LOAN AGREEMENT
This Loan Agreement (“Agreement”) is entered into by and between MBI FINANCIAL, INC., a Nevada corporation with its principal place of business located at 1845 Woodall Rodgers, Suite 1225, Dallas, Texas 75201 (“Borrower”), PATRICK A. McGEENEY, whose principal place of business is the same as Borrower (“Guarantor”), and ___(“Lender”).
R E C I T A L S:
     WHEREAS, Borrower is in need of financing to provide funding of its acquisition and working capital needs; and
     WHEREAS, pursuant to the terms of this Agreement, Lender has agreed to lend Borrower the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00) to provide the financing for Borrower’s needs.
     Now therefore, in consideration of the promises, payments, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:
     1. Loan Amount. Pursuant to the terms of this Agreement and satisfaction of the conditions set forth below, Lender agrees to fund Borrower at closing the sum of Eight Hundred Thousand and No/100 Dollars ($800,000.00).
     2. Consideration. In consideration for such loan, Borrower agrees to execute at closing a promissory note (the “Note”) bearing interest at the rate of eighteen percent (18%) per annum which Note shall be payable, principal and interest, in currency of the United States of America on September , 2007 (“Maturity Date”). The Note shall be pre-payable without penalty and contain usual and customary language concerning default, post default interest, attorney’s fees and court costs, and shall be in the form attached hereto as Exhibit “A.” The Note shall be payable by wire transfer to an account designated in writing by Lender or such other method of payment, address or account as Lender shall indicate in writing.
     As additional consideration for the loan, Borrower shall issue warrants (“Warrants”) to purchase 1,600,000 shares (the “Warrant Shares”) of common stock (the “Common Stock”) of the Borrower at a price of $0.40 per share, which Warrants shall be exercisable by no later than the fifth (5th) anniversary of the Maturity Date, and otherwise have the rights set forth in the Warrant Agreement, executed by the Borrower in favor of Lender.
     3. Collateral. As collateral to secure repayment of the Note and the obligations of Borrower under this Agreement and the other documents executed in connection herewith, Borrower shall provide Lender a Security Agreement covering all of Borrower’s assets that shall constitute a second lien against such assets, subordinate only to the Senior Indebtedness (defined below). Additionally, Guarantor shall personally guarantee the Note and the obligations of Borrower under this Agreement and the other documents executed in connection herewith, pursuant to the terms of a guaranty agreement containing terms and conditions acceptable to Lender. The term “Senior Indebtedness” means any and all indebtedness relating to or arising under that certain Credit Facility dated December 27, 2006, between Borrower and Old Master Giotto Fund Ltd., a Cayman Islands exempt company.

     4. Use of Funds. The proceeds of the Loan shall be applied as follows:
     (a) $300,000 for the closing of the acquisition of the assets of Waterford Financial Services, Inc., a Baltimore, Maryland based company (“Waterford”);
     (b) $250,000 for required bank cash reserves;
     (c) $140,000 working capital for the first month of Waterford’s operations; and
     (d) $110,000 for Borrower’s corporate working capital.
     5. Affirmative Covenants. Borrower shall, unless Lender consents otherwise in writing:
     (a) Pay all of Borrower’s taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being contested in good faith.
     (b) Comply with all applicable laws, rules, regulations and orders of any governmental authority.
     (c) Comply in all respects with all existing and future agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business, including, without limitation, all agreements relating to the Senior Indebtedness..
     (d) Keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower.
     (e) Upon reasonable notice allow any representative of Lender to inspect Borrower’s books of record and accounts and to discuss its affairs, finances and accounts with any of its partners, officers, directors, employees and agents, all at such reasonable times and as often as Lender may request.
     (f) Preserve and maintain its existence and good standing in Nevada and in each other jurisdiction in which qualification is required.
     (g) Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, assignments, financing statements or other assurances, and take any and all such other action as Lender may from time to time deem necessary or appropriate in connection with this Agreement or any of the other documents related to this transaction, (i) to cure any defects in the creation of the documents related to this transaction, or (ii) to evidence further or more fully describe, perfect or realize on the collateral intended as security, or (iii) to correct any omissions in the documents related to this transaction, or (iv) to state more fully the security for the Borrower’s obligations, or (v) to perfect, protect or preserve any liens pursuant to any of the documents related to this transaction, or (vi) for better assuring and confirming unto Lender all or any part of the security for any of the Borrower’s obligations.

     6. Negative Covenants of Borrower. Borrower shall not:
     (a) Grant, suffer or permit, any contractual or noncontractual lien on or security interest in any of its other assets.
     (b) Enter into any merger or consolidation or liquidation or dissolution.
     (c) Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender.
     (d) Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for normal trade debts incurred in the ordinary course of Borrower’s business.
     (e) Do any of the following: (i) declare or pay any dividends or distributions; or (ii) purchase, redeem, retire or otherwise acquire for value any of its stock now or hereafter outstanding; (iii) or make any distribution of assets to its shareholders as such, whether in cash, assets, or in obligations of Borrower; or (iv) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any partnership interests; or (v) make any other distribution by reduction of capital or otherwise.
     (f) Convey, assign, transfer, sell, lease or otherwise dispose of, in one transaction or a series of transactions (or agree to do any of the foregoing at any future time), all or substantially all or a substantial part of its properties or assets (whether now owned or hereafter acquired) or any part of such properties or assets which are essential to the conduct of its business substantially as now conducted.
     (g) Permit a change of control to occur with respect to Borrower’s equity ownership.
     (h) Conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.
     (i) Form or acquire any subsidiaries.
     (j) Modify, amend, increase, prepay (except as expressly required thereby), or permit or suffer a default or event of default to exist with respect to the Senior Indebtedness.
     7. Negative Covenants of Guarantor. Guarantor shall not:
     (a) Sell, transfer, assign, or otherwise dispose of any of Guarantor’s stock or other interest in Borrower.
     (b) Grant, suffer or permit, any contractual or noncontractual lien on or security interest in any of its other assets.
     (c) Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender.
     (d) Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender.

     8. Representations and Warranties. Borrower and Guarantor each hereby represents and warrants to Lender as follows, which representations and warranties shall be deemed to be made at and as of the date hereof and in all instances shall be true and correct in all material respects:
     (a) Borrower has good and defensible title to all of its assets, and none of such assets are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except as disclosed in that certain Security Agreement, dated the date hereof, executed by Borrower in favor of Lender.
     (b) The financial statements of Borrower and Guarantor heretofore delivered to Lender have been prepared in accordance with GAAP (or other sound accounting practices acceptable to Lender) and fairly present such party’s financial condition as of the date or dates thereof, and there have been no material adverse changes in such party’s financial condition or operation since the date or dates thereof.
     (c) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Nevada and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Borrower does business.
     (d) Each of Borrower and Guarantor has full power and authority to execute, deliver and perform the documents to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any document relating to this transaction, and each of Borrower and Guarantor is in compliance with all laws and regulatory requirements to which it is subject.
     (e) This Agreement and the other documents executed in connection with this transaction by Borrower and Guarantor constitute valid and legally binding obligations of such party, enforceable in accordance with their terms.
     (f) There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or Guarantor or affecting any property of such party, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other documents executed in connection with this transaction.
     (g) No default or event of default exists under or with respect to the Senior Indebtedness. All payments under the Senior Indebtedness have been paid currently as they become due and none are currently past due. Borrower has received no notice of default, of acceleration, or of intention to accelerate or of any other material aspect of the Senior Indebtedness.
     8. Closing. Closing shall occur in Borrower’s offices at a mutually agreeable date and time, but not later than June 30, 2007.
     (a) At the closing, following execution of the closing documents, Lender shall provide a cashier’s check or other certified funds in the amount of Eight Hundred Thousand Dollars ($800,000.00).

     (b) At the closing, Borrower shall deliver to Lender the following (each of which shall be in form and substance satisfactory to Lender):
     (i) The Note.
     (ii) Personal Guaranty of Guarantor.
     (iii) Security Agreement of Guarantor.
     (iii) A Warrant Agreement in form and substance satisfactory to Lender.
     (iv) Security Agreement of Borrower.
     (v) A Subordination Agreement between Lender, Borrower, and the holder of the Senior Indebtedness in form and substance acceptable to Lender.
     9. Events of Default. Any of the following shall constitute events of default (each an “Event of Default”):
     (a) Borrower or Guarantor shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise, or in the due and punctual payment of any of the other obligations of such party when due and payable.
     (b) Any representation, warranty or statement made by any Borrower or Guarantor herein or otherwise in writing in connection herewith or in connection with any of the other documents executed in connection herewith, and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of any Borrower or Guarantor and furnished pursuant to any provision of the documents executed in connection herewith shall be breached, or shall be materially false, incorrect or incomplete when made.
     (c) Borrower or Guarantor shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement or the Guaranty, respectively.
     (d) Any of the documents executed in connection with this Transaction shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby
     (e) Borrower or Guarantor shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning it under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against any of them under the United States Bankruptcy Code; or any of them shall become insolvent (howsoever such insolvency may be evidenced).
     (f) Borrower fails to make any payment under the Senior Indebtedness on or before the date such payment becomes due, the Senior Indebtedness matures (either according to its terms or by reason of acceleration), or a default or event of default exists with respect to the Senior Indebtedness.

     10. Remedies. Upon the occurrence of an Event of Default, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Borrower waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) exercise any and all rights under or pursuant to any of the documents executed in connection with this transaction, and (b) exercise any and all rights afforded to Lender by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Lender may deem appropriate.
     11. Costs/Indemnity. Borrower shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with (a) the negotiation, preparation and delivery of this Agreement and each of the documents executed in connection herewith, and all other costs and attorneys’ fees incurred by Lender for which Borrower is obligated to pay in accordance with the terms of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of this Agreement, the Note, or the other documents related thereto. Borrower further agrees to pay on demand all costs and expenses of Lender, if any, in connection with the enforcement (whether through negotiations, arbitration proceedings, legal proceedings or otherwise) of the documents relating to this transaction. Borrower further agrees to indemnify Lender and its employees and agents, from and hold them harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of Lender’s entering into this Agreement and the documents relating hereto, or the consummation of the transactions contemplated by this Agreement, or the use or contemplated use of the proceeds of the loan. IT IS THE INTENTION OF THE PARTIES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY. No such indemnified party, however, shall be entitled to be indemnified for its or his own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnities shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors, or by an indemnified party and whether or not the transactions hereby are consummated. Borrower shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Borrower will pay the expenses and reasonable fees of such separate counsel if either counsel for Borrower or counsel for the indemnified party shall advise the indemnified party that the interests of both Borrower and the indemnified party with respect to such claim are or with reasonable certainty will become adverse. The agreements and obligations of Borrower contained in this Section shall survive payment in full of the Obligations.
     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and/or affiliates.
     13. Waiver of Jury Trial. BORROWER AND LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     14. Arbitration; Venue; Jurisdiction. The parties acknowledge and agree that this Agreement is being entered into in Dallas County, Texas and that venue over any disputes shall be in Dallas County, Texas and that the laws of the State of Texas shall apply to the construction, interpretation, and/or application of this Agreement. The parties agree that any disputes that may arise concerning the construction, interpretation or application of this Agreement which cannot be amicably resolved between the parties shall be resolved through mandatory arbitration conducted by three arbitrators in accordance with the rules and pursuant to the administration of the American Arbitration Association. Such arbitration shall be conducted in Dallas County, Texas and shall be final and binding upon the parties. Any party seeking to reduce an award to a final judgment shall do so through initiating litigation in a Dallas County Judicial District Court located in Dallas County, Texas.
     15. Notices. All notices required by this Agreement shall be effective if provided in writing and mailed to the other party by certified mail, return receipt requested to the following address or such other address as either party may provide to the other party in writing in the manner required by this paragraph:
If to Lender:
If to Borrower:
MBI Mortgage, Inc.
1845 Woodall Rodgers Freeway, Suite 1225
Dallas, Texas 75201
Attention: Patrick A. McGeeney
     16. Multiple Counterparts. This Agreement may be executed in multiple counterparts, any of which shall be deemed an original.
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This Agreement is entered into on this                           day of June, 2007.
LENDER:
CHARTER PRIVATE EQUITY, L.P.
By:

By:
Name:
Title:

BORROWER:
MBI FINANCIAL, INC.

By:
Name:
Title:

GUARANTOR:

PATRICK A. MCGEENEY